EXHIBIT 11

                                    KSW, INC.

                       STATEMENT REGARDING COMPUTATION OF
                          NET EARNINGS (LOSS) PER SHARE
                                   (unaudited)

                                                NINE MONTHS         NINE MONTHS         THREE MONTHS         THREE MONTHS
                                               ENDED 9/30/01       ENDED 9/30/00        ENDED 9/30/01       ENDED 9/30/00
                                               -------------       -------------        -------------       -------------

NET INCOME (LOSS)                           $      (1,640,000)   $         384,000   $         267,000    $        (315,000)
                                            ==================   =================   =================    ==================

EARNINGS (LOSS) PER SHARE - BASIC
---------------------------------
Weighted average shares outstanding
   during the period                                5,470,311            5,468,644           5,470,311            5,468,644
                                            =================    =================   =================    ==================

Earnings (Loss) per common share -
   Basic                                    $           (.30)    $             .07   $             .05    $           (.06)
                                            =================    =================   =================    ==================

EARNINGS (LOSS) PER SHARE - DILUTED
-----------------------------------
Weighted average shares outstanding
   during the period                                5,470,311            5,468,644           5,470,311            5,468,644

Common and Common Stock equivalent
   shares using the treasury stock method                   0              188,332                   0              186,190
                                            -----------------    -----------------   -----------------    -----------------

Total shares outstanding for purposes of
   calculating diluted earnings                     5,470,311            5,656,976           5,470,311            5,654,834
                                            =================    =================   =================    ==================

Earnings (loss) per common and
   common Equivalent share - Diluted        $            (.30)                 .07   $             .05    $            (.06)
                                            =================    =================   =================    ==================






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